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                   American Business Financial Services, Inc.

                                1,000,000 Shares(1)
                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                           February ____, 1997


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
Potomac Tower
1001 Nineteenth Street North
Arlington, Virginia 22209

Dear Sirs:

         American Business Financial Services, Inc., a Delaware corporation (the "Company") hereby confirms its agreement with you (the "Underwriter") as set forth below.

         1. Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Underwriters named in Schedule 1 hereto (the "Underwriters"), for whom you have been duly authorized to act as representative (in such capacity, the "Representative") 1,000,000 shares (the "Firm Securities") of the Company's Common Stock $.001 par value per share (the "Common Stock"). The Company also proposes to issue and sell to the Underwriters not more than 150,000 additional shares of Common Stock if requested by, and pursuant to the option of, the Representative as provided in Section 3 of this Agreement. Any and all shares of Common Stock to be purchased by the Underwriter pursuant to such option are referred to herein as the "Option Securities." The Firm Securities and any Option Securities are collectively referred to herein as the "Securities."

         The Representative has advised the Company that the Underwriters propose to make a public offering of the Securities on the effective date of the registration statement hereinafter referred to, or as soon thereafter as in the Representative's judgment is advisable (the "Offering").

         2. Representations, Warranties and Agreements of the Company.

         The Company represents and warrants to and agrees with the several Underwriters that:

--------
 (1) Plus an option to purchase from American Business Financial Services, Inc. up to 150,000 additional shares to cover over-allotments.


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                            (a) A registration statement on Form SB-2 (File No.
         333-18919 with respect to the Securities, including a prospectus subject to completion, has been prepared by the Company in material compliance with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (the "Rules and Regulations") and has been filed by the Company with the Commission under the Act and one or more amendments to such registration statement may have been so filed. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, or (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations. As filed, such amendment and form of final prospectus, or such prospectus, shall include all Rule 430A Information, as hereinafter defined, and, except to the extent that the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representative prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus, as hereinafter defined) as the Company shall have previously advised the Underwriter in writing would be included or made therein.

                            As used in Agreement, the term "Registration
         Statement" means the registration statements referred to above filed relating to the Securities, as amended at the time when they were or are declared effective or otherwise became effective, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus subject to completion filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective); the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or, if no prospectus is required to be filed pursuant to Rule 424(b) under the Act, the form of final prospectus included in the Registration Statement at the time such Registration Statement becomes effective; and the term "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations.

                            (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. When any Preliminary Prospectus was filed with the Commission it (A) contained all statements required to be stated therein in material compliance with, and complied in all material respects with the requirements of, the Act and the Rules and Regulations and (B) did not include any

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         untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, and at all times subsequent thereto up to and including the Firm Closing Date and any Option Closing Date, as the case may be, each as hereinafter defined, it (A) contained or will contain all statements required to be stated therein in material compliance with, and complied or will comply in all material respects with the requirements of the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or any part thereof or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and at all times subsequent thereto up to and including the Firm Closing Date and any Option Closing Date, as the case may be, the Prospectus, as amended or supplemented at any such time, (A) contained or will contain all statements required to be stated therein in material compliance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (ii) do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein.

                            (c) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of its jurisdiction of organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus); and the Company is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to so qualify would not result in a material adverse change in the condition (financial or otherwise), earnings, prospects, business, properties, or results of operations of the Company and its Subsidiaries (as hereinafter defined) taken as a whole (hereinafter, a "Material Adverse Effect").

                            (d) Except for stock holdings occurring from the liquidation of loan collateral, the Company does not own or control over 50% of the voting stock,

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         directly or indirectly, of any corporation, association or other entity other than ABFS 1995-1 Inc., ABFS 1995-2 Inc., ABFS 1996-1, ABFS 1996-2 and American Business Credit, Inc. ("ABC") and its wholly owned subsidiaries, HomeAmerican Credit, Inc. d/b/a Upland Mortgage ("HAC"), Processing Service Center, Inc. ("PSC"), American Business Leasing,
         Inc. ("ABL"), Home American Consumer Discount, Inc. ("HACD"), ABC Holdings Corp. ("AHC") and American Business Finance Corp. ("ABFC"). ACB, HAC, PSC, ABL, HACD, AHC, ABFC, ABFS 1995-1, ABFS 1995-2, ABFS 1996-1 and ABFS 1996-2 are individually referred to as "Subsidiary" and collectively referred to herein as the "Subsidiaries". Except for stock holdings occurring from the liquidation of loan collateral, neither the Company nor the Subsidiaries own more than a 50% equity interest in any firm or partnership, association or other entity except as disclosed in the Prospectus.

                            (e) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus; all of the issued and outstanding shares of capital stock of the Subsidiaries have been duly authorized and are validly issued, are fully paid and nonassessable, and are directly or indirectly owned by the Company free and clear of any security interest, claim, lien, charge and encumbrance; each of the Company and the Subsidiaries are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders necessary for the conduct of their respective businesses, all of which are valid and in full force and effect (except where the failure to hold any such authorization, license, permit, consent, certificate or order would not have a Material Adverse Effect) and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. The Company has full power (corporate and other) and authority to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it.

                            (f) The Company has, and upon consummation of the Offering, will have, an authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization" (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). All of the issued shares of Common Stock of the Company have been duly authorized and validly issued and are

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         fully paid and nonassessable. The description of the Company's stock option plans and the options to be granted thereunder, set forth in the Prospectus, accurately and fairly presents the information required to be shown with respect to such plans and options.

                            (g) The Securities to be sold by the Company hereunder have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus. Good title to the Securities will be transferred from the Company to the purchasers thereof against payment therefor. No preemptive rights or other rights to subscribe for or purchase exist with respect to sale of the Securities by the Company pursuant to this Agreement. The certificates used to evidence shares of Common Stock are in due and proper form. The Common Stock of the Company conforms to the description thereof contained in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                            (h) Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no outstanding (A) securities or obligations of the Company or the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

                            (i) The consolidated financial statements and schedules of the Company included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present the financial position of the Company and the Subsidiaries and the results of operations and changes in financial condition as of the dates and for the periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) as expressed in opinions by the independent accountants named in subsection (j). The selected financial data set forth under the captions "Summary Consolidated Financial Data" and "Selected Consolidated Financial Date" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present, on the basis stated in the Prospectus (or such Preliminary Prospectus), the information included therein. No other financial statements or schedules are required to be included in the Registration Statement.


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                            (j) BDO Seidman, LLP and Fishbein & Company, P.C.,
         who have expressed their opinion on certain financial statements of the Company and its consolidated Subsidiaries and delivered their opinions with respect to the audited consolidated financial statements and schedules included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), are independent public accountants as required by the Act and the applicable rules and regulations thereunder.

                            (k) The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly and validly authorized by the Company and upon due execution and delivery by the Company and the other parties hereto will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws, regulations or procedures of general applicability relating to or affecting creditors' or other obligees' rights generally, or by general equitable principles. The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provisions of the certificate of incorporation or bylaws, or other organization documents of the Company or the Subsidiaries and will not conflict with, result in the breach of violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of the Subsidiaries is a party or by which the Company or the Subsidiaries or any of their respective properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of the Subsidiaries or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body or any other third party is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for compliance with the Act, the Securities Exchange Act of 1934, as amended ("Exchange Act"), the blue sky laws applicable to the public offering of the Securities by the Underwriters, the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD"), and the listing of the Common Stock to be sold by the Company on the Nasdaq National Market.

                            (l) No contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or filed as required. The contracts so described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) are in full force and effect on the date hereof;

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         the descriptions thereof or references thereto are correct in all material respects, and neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company, any other party, is in breach of or default under any of such contracts.

                            (m) Other than routine legal proceedings in the ordinary course of business, no legal or governmental proceedings are pending to which the Company or any of the Subsidiaries is a party or to which the property of the Company or any of the Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and, to the Company's knowledge, no such proceedings have been threatened against the Company or the Subsidiaries or with respect to any of their respective properties. Except as disclosed in the Registration Statement, no enforcement proceedings, whether formal or informal, have been commenced against the Company or any of the Subsidiaries by the Commission or any other governmental authority, nor have any such proceedings been instituted, threatened or recommended. Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), neither the Company nor any of the Subsidiaries, or any of their respective officers, employees or directors is a party or subject to the provisions of any regulatory action, injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body affecting the business of the Company or any of the Subsidiaries and, except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there is no charge, action, suit, proceeding, or investigation before or by any court or regulatory, administrative or governmental agency or body pending or, to the Company's knowledge, threatened which might affect the performance of this Agreement.

                            (n) No further approval, consent or authority of the stockholders of the Company or the Board of Directors of the Company will be required for the issuance and sale of the Securities to be sold by the Company as contemplated herein, except such as have been obtained.

                            (o) Since the respective dates as of which information is given in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and except as described in or specifically contemplated by the Prospectus: (i) the Company and the Subsidiaries have not incurred any material liabilities or obligation, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction whether or not arising in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and the Subsidiaries (taken as a whole); (ii) there has not been any material increase in the long-term debt of the Company and the Subsidiaries (taken as a whole) or in the aggregate dollar or principal amount of the assets of the Company and the Subsidiaries (taken as a whole) which are 31 days or more past due or real estate acquired by foreclosure;

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         (iv) there has not been any material adverse change in the consolidated stockholders' equity of the Company and the Subsidiaries (taken as a whole); (v) there has been no material adverse change in the Company's and the Subsidiaries' relationship with its insurance carriers, including, without limitation, cancellation or other termination of the Company's or the Subsidiaries' fidelity bond or any other type of insurance coverage; (vi) there has been no material change in management of the Company or the Subsidiaries; (vii) the Company and the Subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations; (viii) there has not been any change in the Common Stock (other than upon the sale of the Securities hereunder); and (ix) there has not been any Material Adverse Effect.

                            (p) Neither the Company nor any of the Subsidiaries is in violation of any directive from the Commission or any other regulatory, administrative or governmental agency or body regarding the method of conducting its business; the Company and the Subsidiaries have conducted and are conducting their respective businesses in a manner so as to comply in all material respects with all applicable Federal and state statutes and regulations that regulate or are concerned with their respective businesses, including without limitation, the Truth-in-Lending Act and Regulation Z, the Equal
         Credit Opportunity Act and Regulation B, the Real Estate Settlement Procedures Act and Regulation X, the Home Mortgage Disclosure Act and the Debt Collection Practices Act and all regulations, directives and orders of the Commission.

                            (q) The offer and sale of subordinated debentures by the Company and ABFC have been conducted in compliance in all material respects with all applicable federal and state laws and regulations including, but not limited to, the Act, the Exchange Act and the Rules and Regulations.

                            (r) The Company is not an investment company under the Investment Company Act of 1940, as amended, and the Offering will not cause the Company to become an investment company subject to registration under such act.

                            (s) The Company and the Subsidiaries have filed all requested and obtained foreign, federal, state and local tax returns that are requested to be filed or has requested and obtained extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) except where the failure to take such actions would not have a Material Adverse Effect on the Company or its Subsidiaries (taken as a whole).


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                            (t) The Company and the Subsidiaries maintain a
         system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                            (u) Except as described in the Registration
         Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), no default exists, and no event has occurred which, with notice or lapse of time or both would constitute a default under any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or the Subsidiaries or any of their respective properties is bound or may be affected which would have a Material Adverse Effect on the Company and its Subsidiaries (taken as a whole).

                            (v) The description of past securitization transactions effected by the Company, as contained in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), is true and complete in all material respects and to the Company's best knowledge, no event or series of events has occurred that would result in any of the securities issued in connection with any of such transactions being downgraded or placed on a watch list with negative implications by any rating agency or similar organization, or that would impair the Company's or its Subsidiaries' ability to consummate future securitization transactions upon economic terms consistent with past securitization transactions (assuming no change in the securitization market in general) or otherwise cause the Company and its Subsidiaries to suffer any Material Adverse Effect with respect to any past or future securitization transaction (other than any such event or series of events described in the Prospectus, or, if the Prospectus is not yet in existence, the most recent Preliminary Prospects).

                            (w) The Company has not distributed and, prior to the later of (A) the Firm Closing Date or the Option Closing Date, as the case may be, and (B) the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of Common Stock other than the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or other materials, if any, permitted by the Act.

                            (x) No labor dispute with the employees of the Company or the Subsidiaries exists or, to the Company's knowledge, is threatened or imminent that

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         could result in a Material Adverse Effect, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                            (y) The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility as rated by
         A. M. Best against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                            (z) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), neither the Company nor any of its Subsidiaries has sustained any loss or interference with their respective businesses or properties having or resulting in a Material Adverse Effect from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding and there has not been any event, circumstance, or development that results in, or that the Company believes would result in, a Material Adverse Effect, except in each case as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                            (aa) Neither the Company nor its Subsidiaries own any items of real property other than real property obtained as a result of the exercise of remedies under deeds of trust, deeds in lieu of foreclosure or mortgages securing loans made in the ordinary course of business by the Company or its Subsidiaries, and each of them has good and marketable title to all personal property owned by each of them, in each case free and clear of any security, liens, encumbrances, equities, claims and other defects, except such as do not have a Material Adverse Effect on the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such Subsidiary, and any real property and buildings held under lease by the Company or any such Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary, in each case except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

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                            (ab) The Company and its Subsidiaries own or
         possess, or can acquire on reasonable terms, all material trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by them in connection with their respective businesses, and neither the Company nor any such Subsidiary has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decisions, ruling or finding, would have a Material Adverse Effect, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                            (ac) None of the Company, the Subsidiaries or, to the Company's knowledge, any employee of the Company or the Subsidiaries have, directly or indirectly, at any time during the last five years, made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation.

                            (ad) All material transactions occurring during the two most recent completed fiscal years between the Company and the Subsidiaries and the officers, directors and major stockholders of the Company that are required to be disclosed under the Act and the Rules and Regulations have been accurately disclosed in the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                            (ae) The Company has complied in all material respects with the provisions under the Act and the Securities Exchange Act of 1934, as amended ("Exchange Act").

                            (af) Except as disclosed in the Registration
         Statement, neither the Company nor the Subsidiaries have: (i) placed any securities within the last 18 months (except for notes evidencing subordinate indebtedness of the Company); (ii) had any material dealings with any member of the NASD or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of U.S. Government and agency securities and other assets; (iii) entered into a financial or management consulting agreement except as contemplated hereunder and except for the engagement letter with Friedman, Billings, Ramsey & Co., Inc., dated November 20, 1996; or
         (iv) engaged any intermediary between the Underwriters and the Company in connection with the Offering, and no person is being compensated in any manner for such service.

                            (ag) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Stock.

                            (ah) The Company has not relied and will not rely upon the Representative or legal counsel for the Representative for any legal, tax or accounting advice in connection with the Offering (except with respect to the qualification of the Securities for offering and sale under the securities laws of certain states).

                  To the extent that any statements or omissions made in the Registration Statement, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Principal Stockholders specifically for use therein, the Registration Statement and the Prospectus and any amendments or supplements to the Registration Statement or the Prospectus will not, when they become effective or are filed with the Commission, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  Any certificate signed by an officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to you as to the matters covered thereby. Any certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinions referred to in Section 7(c)(i) will also be furnished to the Representative and its counsel and shall be deemed to be additional representations and warranties by the Company to the several Underwriters as to the matters covered thereby and the Underwriters and their counsel are entitled to rely thereon.

         4.       Purchase, Sale and Delivery of the Securities.

         (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters, and the Underwriters agree to purchase from the Company, at a purchase price of $________ per share, the number of Firm Securities set forth opposite the name of each Underwriter in Schedule 1 hereto. One or more certificates in definitive form for the Firm Securities that each Underwriter has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Representative requests upon notice to the Company at least 48 hours prior to the Firm Closing Date, shall be delivered by or on behalf of the Company to the Representative for the account of each such Underwriter, against payment by or on behalf of the Underwriters of the aggregate purchase price therefor by wire transfer or certified or official bank check or checks payable in federal (same day) funds, to the order of the Company. Such delivery of and payment for the Firm Securities shall be made at the offices of Friedman, Billings, Ramsey & Co., Inc., Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia 22209 at 9:30 A.M., Washington D.C. time, on ____________, 1997, or at such other place, time or date as the Representative and the Company may agree upon or as the Representative may determine, pursuant to Section 9 hereof, such time and date of delivery against payment being herein referred to as the "Firm Closing Date." The Company will make such certificate or certificates for the Firm Securities available for checking and packaging by the Representative at the offices in New York of the Company's transfer agent or registrar at least 24 hours prior to the Firm Closing Date. Time shall be of the essence, and delivery at the time and place specified in the Agreement is a further condition to the obligations of the Underwriters.

         (b) For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Securities as contemplated by the Prospectus, on the basis of the representations, warranties, agreements and covenants herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters, severally and not jointly, an option to purchase the Option Securities. The purchase price to be paid for any Option Securities shall be the same price per share as the price per share for the Firm Securities set forth above in paragraph (a) of this
Section 3. The option granted hereby may be exercised as to all or any part of the Option Securities once at any time within thirty days after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading). The Underwriters shall not be under any obligation to purchase any of the Option Securities prior to the exercise of such option. The Underwriters may exercise the option granted hereby by notice from the Representative in writing or by telephone (confirmed in writing) to the Company setting forth the aggregate number of Option Securities as to which the Underwriters are exercising the option and the date and time for delivery of and payment for such Option Securities. Such date of delivery shall be determined by the Representative but shall not be earlier than two business days or later than five business days after such exercise of the option and, in any event, shall not be earlier than the Firm Closing Date. The time and date set forth in such notice, or such other time on such other date as the Representative and the Company may agree upon or as the Representative may determine pursuant to
Section 9 hereof, is herein called the "Option Closing Date" with respect to such Option Securities. If the option is exercised as to all or any portion of the Option Securities, one or more certificates in definitive form for such Option Securities, and payment therefor, shall be delivered on the related Option Closing Date in the manner, and upon the terms and conditions, set forth in paragraph (a) of this Section 3, except that reference therein to Firm Securities and the Firm Closing Date shall be deemed, for purposes of this paragraph 3(b), to refer to such Option Securities and Option Closing Date, respectively.

         (c) It is understood that you, individually and not as the Representative, may (but shall not be obligated to) make payment on behalf of any Underwriter or Underwriters for any of the Securities to be purchased by such Underwriter or Underwriters. No such payment shall relieve such Underwriter or Underwriters from any of its or their obligations hereunder.

         (d) The Company hereby acknowledges that the wire transfer by or on behalf of the Underwriters of the purchase price for any Securities does not constitute closing of a purchase and sale of the Securities. Only execution and delivery of a receipt (by facsimile or otherwise) for the Securities by the Underwriters indicates completion of the closing of a purchase of the Securities from the Company. Furthermore, in the event that the Underwriters wire funds to the Company prior to the completion of the closing of a purchase of Securities, the Company hereby acknowledges that until the Underwriters execute and deliver a receipt for the Securities, by facsimile or otherwise, the Company will not by entitled to the wired funds and shall return the wired funds to the Underwriters as soon as practical (by wire transfer of same-day funds) upon demand. In the event that the closing of a purchase of Securities is not completed and the wire funds are not returned by the Company to the Underwriters on the same day the wired funds were received by the Company, the Company agrees to pay to the Underwriters in respect of each day the wire funds are not returned by it, in same-day funds, interest at the Prime Rate as stated in the Wall Street Journal on the date hereof on the amount of such wire funds.

         4. Offering by the Underwriters. Upon the authorization by the Representative of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale to the public upon the terms and conditions set forth in the Prospectus.

         5. Covenants of the Company. The Company covenants and agrees with the several Underwriters that:

         (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information, (iii) when the Registration Statement shall have become effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution of any proceedings for the purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus of which the Representative has not been furnished with a copy a reasonable time prior to such filing or to which the Representative reasonably objects or which is not in compliance with the Act and Rules and Regulations.

         (b) The Company will prepare and file with the Commission, promptly upon the Representative's request, any amendments or supplements to the Registration Statement or the Prospectus which in the Representative's reasonable judgment may be necessary or advisable to enable the Underwriters to continue the distribution of the Securities and will use its best efforts to cause the same to become effective as promptly as possible. The Company will comply in all material respects with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

         (c) The Company shall cooperate with the Representative and counsel to the Underwriters in order to qualify or register the Securities for sale under (or obtain exemptions from the application of) the blue sky laws of such jurisdictions as the Representative designates, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would by subject to taxation as a foreign corporation. The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

         (d) If at any time prior to the later of (i) the final date when a prospectus relating to the Securities is required to be delivered under the Act or (ii) the Option Closing Date, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations thereunder, the Company will promptly notify the Representative thereof and, subject to Section 5(a) hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement of the Prospectus that corrects such statement or omission or effects such compliance.

         (e) The Company will, without charge, provide (i) to the Representative and to counsel for the Underwriters a copy of the Registration Statement originally filed with respect to the Securities and each amendment thereto (in each case including exhibits thereto) and (ii) so long as a prospectus relating to the Securities is required to be delivered under the Act, as many copies of each Preliminary Prospectus, the Prospectus or any amendment or supplement thereto as the Representative may reasonably request; without limiting the application of clause (ii) of this sentence, the Company, not later than (A) 8:00 P.M., Washington, D.C. time, on the date of determination of the public offering price, if such determination occurred at or prior to 10:00 A.M., Washington, D.C. time, on such date, or (B) 2:00 P.M., Washington, D.C. time, on the business day following the date of determination of the public offering price if such determination occurred after 10:00 A.M., Washington, D.C. time, on such date, will deliver to the Representative, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Representative may reasonably request for purposes of confirming orders that are expected to settle on the Firm Closing Date.

         (f) The Company shall promptly prepare and file with the Commission from time to time, such reports as may be required to be filed by the Act and the Exchange Act including, without limitation, reports with respect to the sale of the Securities and the application of the proceeds thereof as may be required in accordance with Rule 463 under the Act. The Company will provide or cause to be provided to the Representative, a copy of each report on Form SR filed by the Company as required by Rule 463 under the Act.

         (g) The Company, as soon as practicable, but not later than 45 days after the end of the first quarter ending after one year following the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), will make generally available to its security holders and to the Representative a consolidated earnings statement of the Company and the Subsidiaries that satisfies the provisions of Section 11(a) of the Act and Rule 158 thereunder.

         (h) The Company will apply the net proceeds from the sale of the Securities to be sold by the Company as set forth under "Use of Proceeds" in the Prospectus.

         (i) The Company will not, directly or indirectly, without the Representative's prior written consent, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 180 days after the date hereof, except pursuant to this Agreement or as otherwise set forth in the Prospectus and except for the grant of options to purchase an aggregate of 150,500 shares of Common Stock under the Company's stock option plans as disclosed in the Prospectus.

         (j) The Company will obtain the agreements described in Section 7(c)(v) hereof prior to the Firm Closing Date.

         (k) The Company will not, directly or indirectly, (i) take any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) (A) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of, the Securities or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

         (l) If at any time during the 25-day period after the Registration Statement becomes effective or the period prior to the Option Closing Date, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the Representative's opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from the Representative advising the Company to the effect set forth above, forthwith prepare, consult with the Representative concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Representative, counsel of the Representative and counsel to the Company responding to or commenting on such rumor, publication or event.

         (m) The Company will cause the Common Stock to be duly included for quotation on the Nasdaq National Market prior to the commencement of the Offering. The Company will use its best efforts to ensure that the Securities remain included for quotation on the Nasdaq National Market following the commencement of the Offering.

         (n) During the period of three years hereafter, the Company will furnish to the Representative: (i) as soon as practicable after the end of each fiscal year and the public release of such material, copies of the Annual Report of the Company containing the consolidated balance sheet of the Company and Subsidiaries as of the close of such fiscal year and consolidated statements of operations, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange;
(iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock; (iv) as soon as practicable after the filing thereof, copies of each non-confidential report or other statement or document filed by the Company with the Commission, or with any national securities exchange or quotation system on which any securities of the Company may be listed or quoted; and (v) from time to time, such other non-confidential information concerning the Company as the Representative may reasonably request.

         (o) The Company shall continue to maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; and (iii) access to material assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         The Representative may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

         6. Expenses. The Company will pay all costs and expenses incident to the authorization, issuance, sale and delivery of the Securities and the performance of its obligations under this Agreement, and any taxes payable in that connection, whether or not the actions contemplated herein are consummated or this Agreement is terminated pursuant to Section 12 hereof, including all costs and expenses incident (i) to the printing or other production of documents with respect to the transactions contemplated by this Agreement, including any costs of printing the Registration Statement originally filed with respect to the Securities and any amendment thereto, any Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, this Agreement and any blue sky memoranda, (ii) all arrangements relating to the delivery to the Representative of copies of the foregoing documents, (iii) the costs of distributing the terms of agreement relating to the organization of the underwriting syndicate and selling group to the members thereof by mail, telex or other means of communication, (iv) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (v) preparation, issuance and delivery to the Representative of any certificates evidencing the Common Stock, including transfer agent's and registrar's fees,
(vi) the qualification of the Common Stock under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Underwriters relating thereto not to exceed $10,000, (vii) the filing fees of the Commission and the NASD relating to the Common Stock, (viii) any quotation of the Securities on the Nasdaq National Market, (ix) any meetings with prospective investors in the Common Stock including travel and out-of-pocket expenses of the Company's personnel (other than as shall have been specifically approved by the Representative to be paid for by the Representative), (x) advertising relating to the offering of the Common Stock (other than as shall have been specifically approved by the Representative to be paid for by the Representative), (xi) the cost of preparing bound volumes of the documents relating to the offering for the Representative and counsel for the Underwriters, and (xii) the Representative's actual out-of-pocket expenses, including the reasonable fees and disbursements of the counsel for the Underwriters, provided, however that the total amount of reimbursement under this subsection (xii) shall not exceed $125,000. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the several Underwriters set forth in Section 5 hereof is not satisfied, because this Agreement is terminated pursuant to Section 9 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Underwriters, the Company will reimburse the Underwriters upon demand for all out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by the Representative in connection with the proposed purchase and sale of the Securities, subject to the limitation set forth in subsection (xii) above. The Company shall not in any event be liable to the Representative for the loss of anticipated profits from the transactions covered by this Agreement.

         7. Conditions of the Underwriters' Obligations. The obligations of he Underwriters to purchase and pay for the Firm Securities shall be subject, in the Underwriters' sole discretion, to the accuracy of the representations and warranties of the Company contained herein as the date hereof and as of the Firm Closing Date, as if made on and as of the Firm Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions:

         (a) The Registration Statement shall have become effective not later than 5:00 P.M., Washington, D.C. time, on the date of this Agreement, or at such later time as shall have been consented to by the Representative; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to the Firm Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or the Representative, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to the Representative's reasonable satisfaction.

         (b) The Representative shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the Common Stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company, which is not in the ordinary course of business and which could result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained which has or would have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company which is material to the Company or which affects or may affect the transactions contemplated by this Agreement shall have been instituted or threatened, (v) no enforcement proceeding, whether formal or informal, shall have been commenced against the Company or any of the Subsidiaries by the Commission, or any other governmental agency nor shall any such proceeding have been instituted, threatened or recommended, and (vi) there shall not have been any Material Adverse Effect which makes it impractical or inadvisable in the reasonable judgment of the Representative to proceed with the public offering or purchase the Common Stock as contemplated hereby.

         (c) There shall have been furnished to the Representative in form and substance reasonably satisfactory to counsel for the Underwriters:

                  (i) An opinion of Blank, Rome, Comisky & McCauley, counsel for the Company, addressed to the Underwriters and dated the Firm Closing Date, or the Option Closing Date, as the case may be, in the form of Exhibit A to this Agreement which may be relied upon by counsel for the Underwriters in giving their opinion. In rendering opinions set forth in clauses ____, _____, _____ and _____ of Exhibit A hereto, such counsel may rely to the extent such counsel deems necessary and proper on opinions of such other counsel as are reasonably acceptable to the Representative, provided, however, that such counsel shall state that they believe that they and counsel for the underwriters' are justified in relying on such counsel. As to matters of fact, such counsel may rely on certificates of officers and directors of the Company and certificates of public officials.

                  (ii) Such opinion of Elias, Matz, Tiernan & Herrick L.L.P., counsel for the Underwriters, dated the Firm Closing Date or the Option Closing Date, as the case may be, with respect to the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, the validity of the Common Stock, the Registration Statement and the Prospectus and other related matters as the Representative may reasonably require, and such counsel shall have received such documents and shall have had exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company, the Principal Stockholders and governmental officials.

                  (iii) Certificate of the Company executed by the President and the Chief Financial Officer, dated the Firm Closing Date or the Option Closing Date, as the case may be, to the effect that:

                           (1) The representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct in all material respects as of the date of this Agreement and as of the Firm Closing Date or the Option Closing Date, as the case may be, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date;

                           (2) The Commission has not issued any order preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                           (3) Neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (4) Since the initial date on which the Registration Statement was filed with the Commission, no material agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment;

                           (5) Since the respective dates as of which information is given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, the Company and the Subsidiaries have not sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured), or from any labor dispute or any legal or governmental proceeding, and there has not been any event, circumstance, or development that results in, or that the Company believes would result in, a Material Adverse Effect, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

                  (iv) On the date immediately preceding the date this Agreement is executed and also on the Firm Closing Date and the Option Closing Date, if applicable, a letter addressed to the Underwriter, from BDO Seidman, L.L.P., independent accountants, the first one to be dated the day before the date of this Agreement, the second one to be dated the Firm Closing Date and the third one to be dated the Option Closing Date, if applicable, in form and substance reasonably satisfactory to the Representative, to the effect that:

                           (1) they are independent accountants with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations thereunder;

                           (2) in their opinion, the audited consolidated financial statements examined by them and included in the Registration Statement and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations;

                           (3) on the basis of carrying out certain specified procedures, a reading of the minute books of the stockholders, the board of directors and any committees thereof of the Company and each of its Subsidiaries, and inquiries of certain officials of the Company and its Subsidiaries who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that at a specific date not more than five business days prior to the date of such letter, there were any changes in the capital stock or total debt of the Company and its Subsidiaries or any decreases in total assets or stockholders' equity from the amounts shown on the December 31, 1996 consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from January 1, 1997 to such specified date there were any decreases, as compared with $__________ or $___________ in total revenues or net income, respectively, of the Company and its Subsidiaries, except in all instances for changes, decreases or increases set forth in such letter; and

                           (4) they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Company and its Subsidiaries and are included in the Registration Statement and the Prospectus, and have compared such amounts, percentages and financial information with such records of the Company and its Subsidiaries and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation.

         In the event the letters referred to above set forth any such changes, decreases or increases which, in the reasonable judgement of the Representative, are likely to result in a Material Adverse Effect, it shall be a further condition to the obligations of the Underwriters that such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representative deems such explanation unnecessary.

         References to the Registration Statement and the Prospectus in subsection (iv) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

                  (v) The Representative shall have received from each person who is a director or officer of the Company an agreement to the effect that such person will not, except to the extent otherwise specifically permitted by the terms of each such person's agreement, directly or indirectly, without the prior written consent of the Representative, which consent may be withheld in the reasonable discretion of the Representative, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of an option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 180 days after the date of this Agreement except for options covering up to 150,500 shares of Common Stock to be granted pursuant to the Company's stock option plans in connection with the Offering as described in the Prospectus or the exercise of options (but not the sale of shares of Common Stock received upon the exercise thereof) granted pursuant to the Company's stock option plan.

                  (vii) On or before the Firm Closing Date, the Representative and counsel for the Underwriters shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

                  (viii) Prior to the commencement of the offering of the Securities, the Securities shall have been included for trading on the Nasdaq National Market.

         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to the Representative and to Elias, Matz, Tiernan & Herrick L.L.P., counsel for the Underwriters. The Company shall furnish the Representative with such manually signed or conformed copies of such opinions, certificates, letters and documents as the Representative reasonably request.

         If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the Firm Closing Date is not so satisfied, this Agreement at the Representative's election will terminate upon written notification by the Representative to the Company without liability on the part of any Underwriter or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 12 hereof.

         8.       Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls an Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                  (i) any untrue statement or alleged untrue statement made by the Company in, or the breach of, Section 2 of this Agreement;

                  (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application");

                  (iii) the omission or alleged omission to state in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (iv) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Securities, including without limitation, slides, videos, films, tape recordings;

                  (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Securities or the Offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) above;

and will reimburse, as incurred, each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by each Underwriter or such controlling person in connection with investigating, defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by the Representative specifically for use therein; and provided, further, that the Company will not be liable to the Underwriters or any person controlling an Underwriter with respect to any such untrue statement or omission made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Securities from an Underwriter but was not sent or given a copy of the Prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such Securities to such person in any case where such delivery of the Prospectus (as amended or supplemented) is required by the Act, unless such failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 5(d) or (e) of this Agreement. This indemnity agreement will be in addition to any liability which the Company or the Principal Stockholders may otherwise have. The Company will not, without the prior written consent of the Underwriters, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Underwriter or any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all the Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

         (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer of the Company, or controlling person of the Company may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Representative specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person thereof in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 8, except to the extent it was unaware of such action and has been prejudiced in any material respect by such failure or otherwise forfeits substantive rights or defenses by reason of such failure or from liability which it may have to any identified party other than under the provisions of Section 8 hereof. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representative in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses, of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

         (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the Offering of the Securities or (ii) if, but only if, the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions (but excluding expense reimbursement) received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue, or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to above in this Section 8(d). Notwithstanding any other provision of this Section 8, no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total public offering price of the Securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint, and the contributions among Underwriters shall be governed by the provisions of the Representative's Agreement Among Underwriters. For the purposes of this Section 8(d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

         9. Default of Underwriters. If one or more Underwriters default in their obligations to purchase Firm Securities or Option Securities hereunder and the aggregate number of such Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent or less of the aggregate number of Firm Securities or Option Securities to be purchased by all of the Underwriters at such time hereunder, then the other Underwriters may make arrangements satisfactory to the Representative for the purchase of such Securities by other persons (who may include one or more of the non-defaulting Underwriters, including the Representative), but if no such arrangements are made by the Firm Closing Date or the related Option Closing Date, as the case may be, the other Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the Firm Securities or Option Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If one or more Underwriters so default with respect to an aggregate number of shares of Securities that is more than ten percent of the aggregate number of Firm Securities or Option Securities, as the case may be, to be purchased by all of the Underwriters at such time hereunder, and within 36 hours after such default by any Underwriter, the Representative does not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties reasonably satisfactory to the Representative to purchase such Securities. In the event that, within the respective prescribed periods, the Representative notifies the Company that the Representative has so arranged for the purchase of such Securities or the Company notifies the Representative that it has so arranged for the purchase of such Securities, the Representative or the Company shall have the right to postpone the Firm Closing Date or the Option Closing Date, as the case may be, for a period of not more than seven days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Firm Securities or Option Securities, as the case may be. If arrangements satisfactory to the Representative are not made within 36 hours after such default for the purchase by other persons (who may include one more of the non-defaulting Underwriters, including the Representative) of the Securities with respect to which such default occurs, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be paid by the Company pursuant to Section 6 hereof and except to the extent provided in Section 8 hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 9. Nothing herein shall relieve any defaulting Underwriter from liability for its default.

         10. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company, any of its officers or directors, any Underwriter or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of the Agreement. Without limiting the generality of the foregoing, the respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

         11. Effective Date. This Agreement shall become effective at 11:00 A.M., Washington, D.C. time, on the first full business day following the date this Agreement is executed, or at such earlier time after the Registration Statement becomes effective as the Representative shall release the Firm Securities for the public offering. The Representative shall notify the Company immediately after it has taken any action which causes this Agreement to become effective. Until this Agreement is effective, it may be terminated by the Company by notice to the Representative or by the Representative by notice to the Company. For purposes of this Agreement, the release of the public offering of the Securities shall be deemed to have been made when the Representative releases, by telegram or otherwise, firm offers of the Securities to securities dealers or releases for publication a newspaper advertisement relating to the Securities, whichever occurs first.

         12. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

         (a) This Agreement may be terminated by the Company by notice to you or by you by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to any Underwriter (except for the expenses to be paid or reimbursed by the Company pursuant to Section 6 hereof and except to the extent provided in Section 8 hereof) or of any Underwriter to the Company (except to the extent provided in Section 8 hereof).

         (b) This Agreement may also be terminated with respect to the Firm Securities or any Option Securities in the sole discretion of the Representative by notice to the Company given prior to the Firm Closing Date or the related Option Closing Date, respectively, in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Firm Closing Date or such Option Closing Date, respectively,

                  (i) the Company or the Subsidiaries shall have, in the sole judgment of the Representative, sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or there shall have been any event. change, or development which has or prospectively could have a Material Adverse Effect, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto);

                  (ii) a banking moratorium shall have been declared by New York or United States authorities; or

                  (iii) trading in the Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on either such exchange or market system;

                  (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis or material adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets that, in the sole judgment of the Representative, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement, as amended as of the date hereof.

         13. Information Supplied by the Underwriter. The statements set forth in the Prospectus (i) on the cover page with respect to price, underwriting discounts and commissions and terms of the offering, (ii) under the heading "Underwriting" in any Preliminary Prospectus or the Prospectus and (iii) on the inside cover page in any Preliminary Prospectus or the Prospectus pertaining to stabilization (to the extent such statements relate to the Underwriters) constitute the only information furnished by and on behalf of the Representative or the Underwriters to the Company for use in connection with the preparation of the Registration Statement and the Prospectus. The Representative confirms that such statements (to such extent) are correct in all material respects.

         14. Notices. All communications hereunder shall be in writing and, if sent to the Underwriter, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Friedman, Billings, Ramsey & Co., Inc., Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia 22209,
Attention: James R. Kleeblatt with a copy to Elias, Matz, Tiernan & Herrick L.L.P., 734 15th Street, N.W., 12th Floor, Washington, D.C. 20005, Attention:
Philip R. Bevan, Esq.; if sent to the Company, shall be delivered or sent by mail, telex confirmed in writing to the Company at 111 Presidential Boulevard, Suite 215, Bala Cynwyd, Pennsylvania 19004, Attention: Anthony J. Santilli, Jr. Chairman, President and Chief Executive Officer with a copy to Blank, Rome, Comisky & McCauley, 4 Penn Center Plaza, 11-4, Philadelphia, Pennsylvania 19103,
Attention: Frederick D. Lipman, Esq.

         15. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Underwriter, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities and contribution agreements of the Company contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from any Underwriter shall be deemed a successor because of such purchase.

         16. Applicable Law. The validity and interpretation of this Agreement, and the terms and conditions set forth herein shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to any provisions relating to conflicts of laws.

         17. Consent to Jurisdiction and Service of Process. All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the Commonwealth of Virginia, and by execution and delivery of this Agreement, the Company accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement. The Company designates and appoints _____________ and such other persons as may hereafter be selected by the Company irrevocably agreeing in writing to so serve, as its agents to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Company to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Company at its address provided in Section 14 hereof; provided, however, that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of such process. If any agent appointed by the Company refuses to accept service, the Company hereby agrees that service of process sufficient for personal jurisdiction in any action against the Company in the Commonwealth of Virginia may be made by registered or certified mail, return receipt requested, to the Company at the address provided in Section 14 hereof, and the Company acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Underwriter to bring proceedings against the Company in the courts of any other jurisdiction.

         18. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

         In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not effect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by writing signed by the Company and the Representative.

         If the foregoing correctly sets forth our understanding please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company and the Representative.

                                Very truly yours,

                                AMERICAN BUSINESS FINANCIAL
                                  SERVICES, INC.


                                By:
                                   -----------------------------------------
                                    Anthony J. Santilli, Jr.
                                    Chairman, President and Chief Executive
                                         Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written,

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.



By:
    ---------------------------------
    Name: James R. Kleeblatt
    Title: Managing Director

As Representative of the several
Underwriters named in Schedule
1 hereto

                                   Schedule 1

                                   UNDERWRITER



                                                     Number of Firm Securities
Underwriters                                              to be Purchased
------------                                         -------------------------
Friedman, Billings, Ramsey & Co., Inc.
























                                                               -----------
Total                                                           1,000,000
                                                               ===========

                                    EXHIBIT A

               FORM OF OPINION OF BLANK, ROME, COMISKY & McCAULEY

         (i) The Company and each of its Subsidiaries have been duly organized and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses required such qualification, except where the failure to be so qualified does not or would not have a material adverse effect on the financial condition, business, properties or results of operation of the Company and its Subsidiaries (taken as a whole) (thereinafter, a "Material Adverse Effect").

         (ii) The Company and each of the Subsidiaries have the corporate power to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus, and the Company has corporate power to enter into this Agreement and to carry out all the terms and provisions thereof to be carried out by them.

         (iii) To our knowledge, except for stock holdings occurring from the liquidation of loan collateral, the Company does not own or control more than 50% of the voting stock, directly or indirectly, any corporation, association or other entity other than its Subsidiaries. All of the issued and outstanding shares of capital stock of the Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable, and are directly or indirectly owned by the Company free and clear of any security interest, claim, lien, charge and encumbrance. Neither the Company nor the Subsidiaries own any equity interests in any firm or partnership, association or other entity except as disclosed in the Prospectus.

         (iv) Each of the Company and the Subsidiaries has obtained and is operating in compliance with all authorizations, licenses, permits, consents, certificates and orders of federal and state regulatory agencies material to the conduct of their respective businesses, all of which are valid and in full force and effect (except where the failure to obtain or to comply with such certificates, licenses, authorizations or permits would not have a Material Adverse Effect) and neither the Company nor the Subsidiaries have received any notice of proceedings relating to the revocation or modification of any such certificate, license, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

         (vi) As of the date of the Prospectus, the Company had an authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization" under the heading "Actual," and at the Firm Closing Date the Company will have an authorized and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization" under the heading "As Adjusted." All of the issued shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. The description of the Company's stock option plans and the options to be granted and exercised thereunder, set forth in the Prospectus, accurately and fairly presents the information shown with respect to such plans.

         (vii) The Common Stock to be sold by the Company pursuant to the Agreement has been duly authorized and, when issued, delivered and paid for in the manner set forth in the Agreement, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof contained in the Prospectus. Good title to the Common Stock will be transferred from the Company to the Purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants. No preemptive rights or other rights to subscribe for or purchase exist with respect to the sale of the Common Stock by the Company pursuant to the Agreement.

         (viii) Except as disclosed in the Prospectus, there are no outstanding
(a) securities or obligations of the Company or the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (b) warrants, rights or options to subscribe for or purchase from the Company or any such subsidiary any such capital stock or any such convertible or exchangeable securities or obligations other than the overallotment option set forth in the Agreement, or (c) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

         (ix) The Company has the legal right power and authority to enter into the Agreement and to perform the transactions contemplated thereby. The Agreement has been duly authorized by the Company and upon due execution and delivery by the Company and the other parties thereto will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, receivership, conservatorship, or other similar laws, regulations or procedures of general applicability now or hereafter in effect relating to or affecting creditors, or other obligees' rights generally and (ii) general equity principles and to the discretion of the court, regardless of whether such enforceability is considered in a proceeding in equity or at law. The execution, delivery and performance of the Agreement by the Company and the consummation of the transactions therein contemplated will not violate any provisions of the certificate of incorporation or bylaws, or other organizational documents of the Company or the Subsidiaries, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to us to which the Company or any of the Subsidiaries is a party or by which the Company or the Subsidiaries or any of their respective properties may be bound or affected, any federal or state statute or any authorization, judgment, decree, order, rule or regulation of any federal or state court or any federal or state regulatory agency applicable to the Company or any of the Subsidiaries

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(other than state securities or blue sky laws as to which we express no opinion)
or any of their respective properties, except where any violation, conflict, breach of default would not have a Material Adverse Effect. No consent, approval, authorization or other order of any federal or state court or federal or state regulatory agency is required for the execution and delivery of the Agreement or the consummation of the transactions contemplated thereby, except for compliance with the Act, the blue sky laws applicable to the public offering of the Securities, the clearance of such offering with NASD, and the listing of the Common Stock on the Nasdaq Stock Market as well as such consents, approvals or authorizations, as have been obtained and are in full force and effect.

         (x) Other than litigation incident to the conduct of the business conducted by the Company and the Subsidiaries, no legal or governmental proceedings are pending to which the Company or any of the Subsidiaries is a party or to which the property of the Company or any of the Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and, to the knowledge of counsel, no such proceedings have been threatened against the Company or the Subsidiaries or with respect to any of their respective properties. No legal or governmental proceedings, whether formal or informal, have been commenced against the Company or any of the Subsidiaries by any federal or state regulatory agency nor have any such proceedings been instituted or, to the knowledge of counsel, have any such proceedings been threatened or recommended. Neither the Company nor any of the Subsidiaries, nor to such counsel's knowledge, any of their respective officers, employees or directors, is a party or subject to the provisions of any regulatory action, injunction, judgment, decree or order of any federal or state court or federal or state regulatory agency, and there is no charge, action, suit proceeding or investigation before or by any federal or state court or federal or state regulatory agency pending or, to the knowledge of counsel, threatened which might affect the performance of the Agreement.

         (xi) No further approval, consent or authority of the stockholders of the Company or the Board of Directors of the Company is required for the issuance and sale of the Securities by the Company as contemplated in the Agreement, except such as have been obtained.

         (xii) The Company is not in breach of its certificate of incorporation or bylaws and to such counsel's knowledge, the Company is not in default and no event has occurred which, with notice or lapse of time or both, would constitute a default under any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which the Company is a party or by which the Company or any of its properties may be bound, the result of which could have a Material Adverse Effect.

         (xiii) The offer and sale by the Company and ABFC of the notes evidencing subordinated indebtedness thereof have been conducted in compliance in all material respects with all applicable federal and state laws and regulations including, but not limited to, the Act and the Rules and Regulations.

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         (xiv) To such counsel's knowledge, there are no contracts, agreements or other documents of a type required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed as exhibits thereto, and the description in the Prospectus of all contracts, agreements and other documents therein fairly presents in all material respects the information shown.

         (xv) The description of past securitization transactions effected by the Company (other than the financial data as to which such counsel need express no opinion), as contained in the Registration Statement and the Prospectus, is true and complete in all material respects.

         (xvi) The Registration Statement, the Prospectus and each amendment or supplement thereto, other than the financial statements, the notes thereto, financial tables and other financial and statistical data included therein, as to which such counsel need express no opinion, comply as to form in all material respects with the requirements of the Act and the Rules and Regulations. The statements contained in the Prospectus under the captions "Risk Factors - Regulatory Restrictions and Licensing Requirements," "Environmental Concerns, "- Anti-takeover Effect of Delaware Law, "Business-Regulation," "Description of Capital Stock " - Certain Provisions of Delaware Law," - "Certain Certificate of Incorporation Bylaw Provisions", "Shares Eligible for Future Sale" and "Additional Information," to the extent such statements relate to statements of law or legal conclusions, have been reviewed by such counsel and are accurate in all material respects.

         (xvii) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for such purpose have been instituted or, to such counsel's knowledge, threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b).

         (xviii) The Securities have been approved for quotation on the Nasdaq National Market upon notice of issuance.

         (xix) Neither the Company nor any of the Subsidiaries is in violation of any directive from the Commission, or any other federal or state regulatory agency regarding the method of conducting its business; the Company and the Subsidiaries are conducting their business in a manner so as to comply with all applicable federal or state statutes and regulations that regulate its business, except where the failure to so be in such compliance would not have a Material Adverse Effect.

         (xx) To such counsel's knowledge, all material transactions between the Company and the Subsidiaries and the officers, directors and major stockholders of the Company that

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are required to be disclosed under the Act and the Rules and Regulations have been accurately disclosed in the Prospectus in all material respects.

         (xxi) The Company is not an "investment company" as such term is deemed in the Investment Company Act of 1940, as amended and the Offering will not cause the Company to become an investment company subject to registration under such Act.

         (xxii) To such counsel's knowledge, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) the Company and its Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; and (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, except in each case ads described in or contemplated by the Prospectus.

         (xxiii) If the Company elects to rely on Rule 434, the Prospectus is not "materially different," as such term in used in Rule 434, from the prospectus included in the Registration Statement at the time of its effectiveness or an effective post-effective amendment thereto (including such information that is permitted to be omitted pursuant to Rule 430 A).

         (xxiv) The specimen stock certificate of the Company filed as an exhibit to the Registration Statement is in due and proper form to evidence shares of Common Stock, has been duly authorized and approved by the Board of Directors of the Company and complies with all legal requirements applicable under the Delaware General Corporation Law.

         Such counsel shall also state in a separate letter that no facts have come to such counsel's attention that would lead such counsel to believe that the Registration Statement, at the time it was declared effective by the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus as of the date it was filed with the Commission and as of the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, it being understood that such counsel need make no comment with respect to the financial statements, the notes thereto, financial tables or any other financial or statistical data or information regarding the Underwriter included in the Registration Statement or Prospectus, and provided, further, that such counsel may state that (i) they have not independently verified the accuracy, completeness or fairness of the financial statements and the notes thereto contained in the Registration Statement and the Prospectus or in any amendments or supplements thereto, (ii) they have not independently calculated or verified the accuracy, completeness or fairness of any financial, statistical or accounting data contained in the Registration Statement and the Prospectus or in any amendments or supplements thereto, and
(iii) the limitations

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inherent in their participation in the preparation of the Registration Statement and the Prospectus and the knowledge available to them are such that they are unable to assume, and do not assume, any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus or any amendment or supplement thereof (except as set forth in clause (xvi) above).



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